UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 30, 2012

INTRALINKS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34832	20-8915510
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Identification No.)

150 East 42nd Street, 8th Floor, New York, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 543-7700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer

On August 31, 2012, IntraLinks Holdings, Inc. (the “Company”) entered into an employment agreement (the “Employment Agreement”) with Derek Irwin pursuant to which Mr. Irwin will become the Company’s Chief Financial Officer effective as of September 17, 2012 (the “Effective Date”).

Mr. Irwin, age 47, currently serves as the Chief Financial Officer of DoubleVerify Inc., an online media verification and compliance company, since May 2012. From November 2010 to April 2012, he served as the Executive Vice President and Chief Financial Officer of HIT Entertainment, a children’s entertainment company acquired by Mattel, Inc. in February 2012. Prior to joining HIT Entertainment, Mr. Irwin spent five years with The Nielsen Company B.V., a marketing and media information company, serving as Senior Vice President of Finance for the Global Media Client Services division from 2009 to 2010, Senior Vice President of Finance for the Business Media division from 2005 to 2006 and again from 2007 to 2008, and Vice President of Transformation from 2006 to 2007. Prior to joining The Nielsen Company, he held senior level financial positions at Ziff Davis Holdings Inc., online job site Monster Worldwide, Inc., and Major League Baseball. Mr. Irwin started his career at Ernst & Young LLP. Mr. Irwin has served on the Board of Directors and Audit Committee of TheStreet, Inc. since November 2007, and currently serves as Chairman of its Audit Committee. He holds a B.S. in Accounting from Lehigh University and is a Certified Public Accountant.

Pursuant to the terms of the Employment Agreement, Mr. Irwin will receive an annual base salary of $310,000 and be eligible to receive an annual performance bonus, with a target amount equal to 60% of his annual base salary, the criteria for which shall be determined in the discretion of compensation committee of the Company’s board of directors. Mr. Irwin will also receive a signing bonus of $47,500 and a non-statutory stock option to purchase 300,000 shares of the Company’s common stock (the “Option”) at an exercise price equal to the closing trading price of the Company’s common stock on the New York Stock Exchange on the date of grant, which is contemplated to be the Effective Date. The Option will vest over four years with 25% of the Option vesting on the one-year anniversary of the Effective Date and the remaining shares vesting in equal monthly installments thereafter, subject to Mr. Irwin’s continued service to the Company. The Option will fully vest upon certain changes in control of the Company. Mr. Irwin will be eligible to participate in the Company’s other employee benefit plans and the IntraLinks, Inc. Senior Executive Severance Plan, which provides for specified benefits upon certain terminations of employment in connection with a change of control of the Company as described in the Company’s proxy statement for the 2012 annual meeting of stockholders as filed with Securities and Exchange Commission, in a manner consistent with other executives of the Company.

 In the event Mr. Irwin’s employment is terminated without cause (as defined in the Employment Agreement), subject to his execution of a customary release agreement, he will be entitled to receive (i) six months annual salary continuation at the rate in effect at termination, (ii) a pro-rated annual bonus for the year of termination had he remained employed through the end of the year based on the levels at which the bonus plan targets are achieved, (iii) payment of COBRA premiums for six months or such sooner date as Mr. Irwin begins employment with another employer, and (iv) six-months accelerated vesting on all then outstanding equity awards with service vesting.

Mr. Irwin succeeds Anthony Plesner who, effective September 1, 2012 (the “Resignation Date”), resigned as the Chief Financial Officer and Chief Administrative Officer of the Company. As previously disclosed on the Company’s Current Report on Form 8-K filed on May 9, 2012, Mr. Plesner’s resignation relates to his desire to pursue other professional opportunities and not to any disagreements with the Board or management of the Company or disagreements with respect to matters related to the operations, policies or practices of the Company.

In connection with his resignation, Mr. Plesner agreed to assist the Company on various corporate matters as a consultant from the Resignation Date until June 30, 2013 (the “Consulting Term”) pursuant to a Separation and Independent Contractor Services Agreement (the “Consulting Agreement”) with the Company dated August 30, 2012. During the Consulting Term, the Company will pay Mr. Plesner a monthly consulting fee of $10,000. Mr. Plesner’s incentive stock option for the purchase 100,000 shares of the Company’s common stock at a price of $6.76 granted by the Company on February 26, 2010 (the “Option”) will continue to vest during the consulting period and, subject to Mr. Plesner’s compliance with his obligations under Consulting Agreement, any of the remaining unvested portion of the Option will become vested and exercisable on June 30, 2013. In addition, to the extent that the Company pays cash bonuses to its executives for fiscal 2012 pursuant to the Company’s Executive Incentive Bonus Plan (the “Incentive Plan”), at the time at which such bonuses are paid, the Company will pay Mr. Plesner 75% of any bonus amount he would have otherwise earned under the Incentive Plan had he remained an employee of the Company through the bonus payment date. In consideration of the benefits conferred by the Consulting Agreement, Mr. Plesner agreed to provide the Company with a general release of claims. The benefits are also subject to on-going compliance with Mr. Plesner’s continuing obligations to the Company under his employment agreement and the Consulting Agreement.

The foregoing descriptions of the Consulting Agreement and the Employment Agreement are summaries and do not purport to be complete. Such descriptions are qualified in their entirety by reference to the text of the agreements, which are filed with this Current Report on Form 8-K as Exhibits 10.1 and 10.2, and are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On September 4, 2012, the Company issued a press release regarding the appointment of Mr. Irwin, a copy of which is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Separation and Independent Contractor Services Agreement dated August 30, 2012 by and between IntraLinks Holdings, Inc. and Anthony Plesner.

10.2	Employment Agreement dated August 31, 2012 by and between IntraLinks Holdings, Inc. and Derek Irwin.

99.1	Press release of IntraLinks Holdings, Inc. dated September 4, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 4, 2012

INTRALINKS HOLDINGS, INC.

By:	/s/ Scott N. Semel
Scott N. Semel Executive Vice President, General Counsel and Corporate Secretary